UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 20, 2026

ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56791	33-2101199
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Avenue of the Stars, Suite 1400, Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 201-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities.

On March 1, 2026, Ares Sports, Media and Entertainment Opportunities LP (the “Fund”) sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $39.8 million. The following table details the Units sold by the Fund:

Class	Number of Units Sold(1)	Total Consideration
Class S Units	10,558	$285,000
Class D Units	2,914	79,000
Class N Units	2,910	79,000
Class I Units	53,011	1,439,000
Class A-S Units	762,605	20,576,000
Class A-D Units	4,757	129,000
Class A-N Units	2,910	79,000
Class A-I Units	632,680	17,178,397
Total		$39,844,397
________________________________________

(1)The number of Units sold by the Fund was finalized on March 20, 2026, following the calculation of the respective transactional net asset values of each class of Units (each, a “Transactional NAV”) as of February 28, 2026. See Item 8.01 below for more information on the Fund’s Transactional NAVs.

The offer and sale of the Units were made as part of the Fund’s continuous private offering to investors that are both (a) accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) qualified purchasers (as defined in the Investment Company Act of 1940, as amended, and the rules thereunder) and were exempt from the registration provisions of the Securities Act pursuant to Section 4(a)(2) and Regulation D thereunder. Units were sold to third-party investors, including through Ares SME O TE LP, a Delaware limited partnership, (the “Feeder”) for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors. Accordingly, the Feeder invests all or substantially all of its assets indirectly in the Fund in exchange for Units.

As of the date of this filing, the Fund has issued interests for aggregate cash consideration of approximately $704 million as part of its continuous private offering.

Item 8.01  Other Events.

Transactional Net Asset Value

The Fund calculates the Transactional NAV for purposes of establishing the price at which transactions in the respective Units are made. A description of the Fund’s valuation process was included under “Calculation of Net Asset Value” within “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters” of the Fund’s Amendment No. 1 to the Registration Statement on Form 10, filed with the Securities and Exchange Commission on December 15, 2025. Transactional NAV is based on the month-end values of the Fund’s investments and other assets and the deduction of any respective liabilities, including certain fees and expenses, in all cases as determined in accordance with the valuation policy of the Fund’s investment manager that has been approved by the Fund’s board of directors. Organizational and offering expenses advanced on the Fund’s behalf by its investment manager are recognized as a reduction to Transactional NAV, ratably over 60 months, beginning on June 1, 2026, and servicing fees, as applicable, are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Fund’s general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America.

The Transactional NAV per Unit for each class of the Fund as of February 28, 2026, is as follows:

Transactional NAV as of February 28, 2026
Class S Units	$26.99
Class D Units	$27.11
Class N Units	$27.15
Class I Units	$27.15
Class A-S Units	$26.98
Class A-D Units	$27.12
Class A-N Units	$27.15
Class A-I Units	$27.15
Class E Units	$27.21

As of February 28, 2026, the Fund’s aggregate Transactional NAV was approximately $693 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP

Date: March 20, 2026

	By:	/s/ SCOTT C. LEM
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer